J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1, dated as of December 11, 2012 (the "Amendment"), to the Deposit Agreement dated as of October 6, 2010 (the "Deposit Agreement") among Daqo New Energy Corp., incorporated under the laws of the Cayman Islands (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained in the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement, dated as of October 6, 2010 as further amended by this Amendment.

SECTION 2.02.  As of the open of business (NY time) on December 21, 2012, the number of Shares represented by each ADS is amended so that each ADS represents twenty five Shares.

SECTION 2.03.  The first two sentences of Section 3 of the Deposit Agreement are amended to read as follows:

In connection with the deposit of Shares hereunder, the Depositary or the Custodian shall require a written order, in a form reasonably satisfactory to the Depositary, directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order").  Shares presented for deposit shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the Depositary shall direct.

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SECTION 2.04.  Section 9 of the Deposit Agreement is amended to include the following at the conclusion thereof:

Notwithstanding anything to the contrary contained in this Deposit Agreement (including the ADRs), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

SECTION 2.05.  Section 15 of the Deposit Agreement is amended to include the following immediately after the first sentence thereof:

At the reasonable request of the Depositary where it deems necessary, the Company will furnish the Depositary with legal opinions, in a form and from counsel reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary.

SECTION 2.06.  Section 19 of the Deposit Agreement is amended to read as follows:

19.  Consent to Jurisdiction; Service of Process.  (a) The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York.  Notwithstanding the foregoing, any action against the Company based on this Deposit Agreement or the transactions contemplated hereby may be instituted by the Depositary and Holders in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, or by the Depositary through the commencement of an arbitration pursuant to Section 19(b) of this Deposit Agreement.

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The Company has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent (the "Authorized Agent") upon which process may be served in any action or proceeding arising out of or based on this Deposit Agreement or the transactions contemplated hereby by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.  The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 17(b) hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to the Company shall not impair or affect in any way the validity of such service or any judgment or award rendered in any action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process, notice or papers, the Company shall promptly advise the Depositary thereof and shall promptly appoint a successor acceptable to the Depositary to serve as Authorized Agent hereunder.  In the event the Company fails to continue such designation and appointment in full force and effect as aforesaid, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service of process so made shall be deemed completed five (5) days after the same shall have been so mailed.

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(b)           Optional Arbitration.  Notwithstanding anything in this Deposit Agreement to the contrary, each of the parties hereto (i.e. the Company, the Depositary and all Holders from time to time of ADRs issued hereunder (and any persons holding interests in ADSs)) agrees that: (i) the Depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to this Deposit Agreement or the ADRs or the transactions contemplated hereby or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination (a “Dispute”) against any other party or parties hereto (including, without limitation, Disputes brought against Holders and owners of interests in ADSs), by having the Dispute referred to and finally resolved by an arbitration conducted under the terms set out below, and (ii) the Depositary may in its sole discretion require, by written notice to the relevant party or parties, that any Dispute, legal suit, action or proceeding brought by any party or parties hereto (including, without limitation, Disputes, legal suits, actions or proceedings brought by Holders and owners of interests in ADSs) against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms set out below. Any such arbitration shall at the Depositary’s election be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English.  A notice of arbitration may be mailed to the Company at its address last specified for notices under this Deposit Agreement, and, if applicable, to any Holders at their addresses on the ADR Register.  In any case where the Depositary exercises its right to arbitrate hereunder, arbitration of the Dispute shall be mandatory and any pending litigation arising out of or related to such Dispute shall be stayed. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. Each of the Company and the Depositary shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal. If a Dispute shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute. If either or both parties fail to select an arbitrator, or if such alignment (in the event there are more than two parties) shall not have occurred, within thirty (30) calendar days after the Depositary serves the arbitration demand or the two arbitrators fail to select a third arbitrator within thirty (30) calendar days of the selection of the second arbitrator, the American Arbitration Association in the case of an arbitration in New York, or the Hong Kong International Arbitration Centre in the case of an arbitration in Hong Kong, shall appoint the remaining arbitrator or arbitrators in accordance with its rules. The parties and the American Arbitration Association and/or the Hong Kong International Arbitration Centre, as the case may be, may appoint the arbitrators from among the nationals of any country, whether or not the appointing party or any other party to the arbitration is a national of that country.   The arbitrators shall have no authority to award damages against any party not measured by the prevailing party's actual damages and shall have no authority to award any consequential, special or punitive damages against any party and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

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(c) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding (including any arbitration), from the giving of any relief in respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral award, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matters under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

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(d)  Consent.  By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(e)  Waiver.  EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

ARTICLE III

AMENDMENTS TO THE FORM OF ADR

SECTION 3.01.  As of the open of business (NY time) on December 21, 2012, the form of ADR, and all outstanding ADRs, are amended to reflect that each ADS represents twenty five Shares.

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SECTION 3.02.  The first sentence of paragraph (5) of the form of ADR and all outstanding ADRs is amended to read as follows:

If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held an ADR the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.

SECTION 3.03.  Paragraph (7) of the form of ADR and all outstanding ADRs is amended to read as follows:

(7)  Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of up to U.S.$0.05 per ADS for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 3.04.  Paragraph (10) of the form of ADR and all outstanding ADRs is amended to read as follows:

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  (b) Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or conversion of foreign currency hereunder.    Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

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SECTION 3.05.  Paragraph (12) of the form of ADR and all outstanding ADRs is amended to include the following at the conclusion thereof:

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Cayman Islands law and the Memorandum and Articles of Association of the Company, each as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders of the Company is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded.   In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association, the Depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders shall lapse. The Depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by Holders of ADSs.

SECTION 3.06.  Paragraph (14) of the form of ADR and all outstanding ADRs is amended to read as follows:

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(14)             Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation , fiat, order or decree of the United  States, the Cayman Islands, The People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall have not any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. Notwithstanding anything to the contrary contained in the Deposit Agreement or this ADR, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has been determined by a final non-appealable judgment of a court of competent jurisdiction to have (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary  as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.  The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an ADS about the requirements of Cayman Island or People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any governmental or agency approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.  Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. Neither the Company nor the Depositary nor any of their agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

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SECTION 3.07.  Paragraph (17) of the form of ADR and all outstanding ADRs is amended to read as follows:

(17)  Termination.  The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 90th day after the Company's notice of removal was first provided to the Depositary.   After the date so fixed for termination, (a) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register and (b) the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder.  At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (a) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (b) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register.  After providing such instruction to the Custodian and delivering a copy of the ADR Register to the Company, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs.  After the Company receives the copy of the ADR Register and the Deposited Securities, the Company shall be discharged from all obligations under the Deposit Agreement except (i) to distribute the Shares to the Holders entitled thereto and (ii) for its obligations to the Depositary and its agents.

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SECTION 3.08.  The form of ADR, reflecting the amendments set forth in this Article III, is amended and restated to read as set forth in Exhibit A hereto.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary, that:

(a)  This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby,  neither of such agreements need to be filed or recorded with any court or other authority in the Cayman Islands, nor does any stamp or similar tax or governmental charge need to be paid in the Cayman Islands on or in respect of such agreements.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Indemnification.  The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.02.  Effective Time.  This Agreement is dated, and shall be effective, as of the date set forth above; provided, however, any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall not become effective until 30 days after notice hereof shall have been given to the Holders   After the effective time, each Holder shall be deemed, by continuing to hold ADRs, to have consented and agreed to this Agreement and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

SECTION 5.03.  Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, DAQO NEW ENERGY CORP. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

DAQO NEW ENERGY CORP.

By: /s/ Gongda Yao

Name: Gongda Yao

Title: Chief Executive Officer

JPMORGAN CHASE BANK, N.A.

By: /s/ Gregory A. Levendis

Name: Gregory A. Levendis

Title: Vice President

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO  DEPOSIT AGREEMENT

No. of ADSs:

____ Number	Each ADS represents 25 Shares CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

DAQO NEW ENERGY CORP.

(Incorporated under the laws of the Cayman Islands)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that   is the registered owner (a "Holder") of                       American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing twenty five ordinary shares (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Daqo New Energy Corp., a corporation organized under the laws of the Cayman Islands (the "Company"), deposited under the Deposit Agreement dated as of October 6, 2010 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

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(1)  Issuance of ADRs; Pre-Release.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit of:  (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) in accordance with the next paragraph of this paragraph (1).

In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may issue ADSs prior to the receipt of Shares (each such transaction a "Pre-Release"). The Depositary may receive ADSs in lieu of Shares to close out a Pre-Release (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary). Each such Pre-Release will be subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (a) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release, (b) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (c) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares, and (d) agrees to any additional restrictions or requirements that the Depositary deems appropriate. Each such Pre-Release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, terminable by the Depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to Pre-Released ADSs outstanding), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided as described above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

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Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

(2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)  Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System.   Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Holder thereof.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon  delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or when reasonably requested by the Company in order to comply with applicable law.  At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

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(4)  Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or when reasonably requested by the Company in order to comply with applicable law.

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(5)  Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held an ADR the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.   The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

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(6) Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Depositary agrees to forward, upon the request and at the expenses of the Company, any written request for beneficial ownership information from the Company to the Holders, and at the Company's expense, to promptly forward to the Company any responses received by the Depositary.  The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

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(7)  Charges of Depositary.  (7)  Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of up to U.S.$0.05 per ADS for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8)  Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9)  Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By _______________________________

Authorized Officer

The Depositary's office is located at1 Chase Manhattan Plaza, Floor 58, New York, NY, 10005-1401.

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[FORM OF REVERSE OF ADR]

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  (b) Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or conversion of foreign currency hereunder.    Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

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(11)  Record Dates.  The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12)  Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of Cayman Island law, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions.  The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.  To the extent voting instruction cards are not so received by the Depositary from any Holder, the Depositary shall deem such Holder to have so instructed the Depositary to give a discretionary proxy to a person designated by the Company and the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs as to which such deemed instructions are so given, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (i) with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing when and if applicable) that (x) the Company does not wish such proxy to be given, (y) substantial opposition exists with respect to any agenda item for which the proxy would be given or (z) materially affects the rights of holders of Shares and (ii) unless, with respect to such meeting, the Depositary has been provided with an opinion of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (a) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of Cayman Island law, rule, regulation or permit, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under Cayman Island law upon a discretionary proxy being granted in the manner as aforesaid, and (d) the granting of such discretionary proxy alone will not result in the Shares represented by the ADSs being considered subject to attachment or appropriation by creditors of the Custodian or the Depositary under Cayman Island law, to the extent Cayman Island law is relevant.

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There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Cayman Islands law and the Memorandum and Articles of Association of the Company, each as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders of the Company is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded.   In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association, the Depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the Depositary from Holders shall lapse. The Depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by Holders of ADSs.

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(13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

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(14)  Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation , fiat, order or decree of the United  States, the Cayman Islands, The People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall have not any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof.  Notwithstanding anything to the contrary contained in the Deposit Agreement or this ADR, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has been determined by a final non-appealable judgment of a court of competent jurisdiction to have committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary  as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.   The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an ADS about the requirements of Cayman Island or People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any governmental or agency approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.  Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. Neither the Company nor the Depositary nor any of their agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

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(15)  Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by no less than 90 days prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

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(17)  Termination.  The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 90th day after the Company's notice of removal was first provided to the Depositary.   After the date so fixed for termination, (a) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register and (b) the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder.  At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (a) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (b) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register.  After providing such instruction to the Custodian and delivering a copy of the ADR Register to the Company, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs.  After the Company receives the copy of the ADR Register and the Deposited Securities, the Company shall be discharged from all obligations under the Deposit Agreement except (i) to distribute the Shares to the Holders entitled thereto and (ii) for its obligations to the Depositary and its agents.

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(18) Appointment.   Each Holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(19) Waiver.  EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

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